As filed with the Securities and Exchange Commission on April 13, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350842
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Strauss Zelnick

Chairman and Chief Executive Officer

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Adam M. Turteltaub, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock of Take-Two Interactive Software, Inc., par value $.01 per share, to be issued under the 2017 Stock Incentive Plan	272,552(2)	$119.83	$32,658,543.40	$4,239.08

(1) In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares registered includes an indeterminable number of common shares issuable under the plan, as this amount may be adjusted as a result of stock splits, stock dividends, capitalizations or similar events.

(2) Represents shares issuable upon the settlement of outstanding restricted units granted under the 2017 Stock Incentive Plan pursuant to the terms of the Restricted Unit Agreement, dated as of April 13, 2020, by and between ZelnickMedia Corporation and the registrant.

(3) Estimated solely for the purposes of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the registration fee has been calculated based upon the average of the high and low prices, as reported by the NASDAQ Global Select Market, for our common stock on April 9, 2020.

Explanatory Note

This Registration Statement registers shares of common stock of Take-Two Interactive Software, Inc. (the “Company”), par value $0.01 per share (“Common Stock”), that may be issued upon settlement of restricted units (the “Restricted Units”) granted by us on April 13, 2020 to ZelnickMedia Corporation (“ZelnickMedia”) under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”). The Restricted Units consist of time-based restricted units under which up to 79,128 shares of Common Stock are issuable, and performance-based restricted units under which up to 193,424 shares of Common Stock are issuable. The Restricted Units were granted pursuant to the terms of a Restricted Unit Agreement, dated as of April 13, 2020, by and between the Company and ZelnickMedia (the “Restricted Unit Agreement”) and represent additional equity awards under the terms of the Management Agreement, dated as of November 17, 2017, and effective January 1, 2018 (the “Management Agreement”), with ZelnickMedia. Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2017 Plan.

This Registration Statement is on Form S-3 rather than Form S-8 because a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the “Commission”) on Securities Act Forms indicates that employees or consultants of an issuer may use Form S-8 to register securities issued under an employee benefit plan only if the consultant is a natural person.

This Registration Statement contains the form of prospectus to be used in connection with these offers. The form of prospectus is to be used by us in connection with the offer and issuance by us of shares of Common Stock upon settlement of the Restricted Units under the 2017 Plan.

2

PROSPECTUS

TAKE-TWO INTERACTIVE SOFTWARE, INC.

272,552 Shares of Common Stock
under 2017 Stock Incentive Plan

This prospectus, dated April 13, 2020, covers the offer and issuance by us of up to 272,552 shares of our common stock (“Common Stock”) upon the settlement of restricted units (the “Restricted Units”) that are currently outstanding and held by ZelnickMedia Corporation (“ZelnickMedia”). The Restricted Units were granted by us to ZelnickMedia on April 13, 2020 under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”) pursuant to the terms of a Restricted Unit Agreement, dated as of April 13, 2020, by and between the Company and ZelnickMedia (the “Restricted Unit Agreement”). The Restricted Units represent additional equity awards granted pursuant to the terms of the Management Agreement, dated as of November 17, 2017, and effective January 1, 2018 (the “Management Agreement”), with ZelnickMedia. Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2017 Plan. The Restricted Units consist of time-based restricted units under which up to 79,128 shares of Common Stock are issuable and performance-based restricted units under which up to 193,424 shares of Common Stock are issuable.

Our Common Stock is listed on the NASDAQ Global Select Market under the symbol “TTWO.” The last reported sale price on April 9, 2020 was $119.40 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13, 2020

i

References in this prospectus to “Take-Two,” “we,” “us,” “our,” the “Company” or similar references mean Take-Two Interactive Software, Inc. and its subsidiaries. References to “Common Stock” refer to the Company’s Common Stock, par value $.01 per share.

You should rely on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any of our affiliates have authorized anyone else to provide you with different information. The securities are not being offered in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer the offered securities in one or more offerings or resales.

In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by us. We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the later-dated document modifies or supersedes the earlier statement.

You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including, but not limited to, our dependence on key management and product development personnel, our dependence on our Grand Theft Auto products and our ability to develop other hit titles for current and next-generation platforms, the timely release and significant market acceptance of our games, the ability to maintain acceptable pricing levels on our games and risks associated with international operations. Other important factors and information are discussed under the heading “Risk Factors” beginning on page 2 of this prospectus and contained in the Company’s  Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This prospectus relates to the offer and issuance by us of shares of our Common Stock upon the settlement of Restricted Units that are currently outstanding and held by ZelnickMedia. The Restricted Units were granted by us on April 13, 2020 to ZelnickMedia under the 2017 Plan pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2020, by and between the Company and ZelnickMedia.  This summary highlights selected information appearing elsewhere in this prospectus or in documents incorporated herein by reference. You should carefully read the entire prospectus, including the information set forth in the section entitled “Risk Factors” and the information that is incorporated by reference into this prospectus. See the sections entitled “Where You Can Find More Information” for a further discussion on incorporation by reference.

We are a leading developer, publisher and marketer of interactive entertainment for consumers around the globe. We develop and publish products through our labels Rockstar Games, 2K, and Private Division, as well as Social Point, a leading developer of mobile games. Our products are currently designed for console gaming systems, such as Sony’s PlayStation®4, Microsoft’s Xbox One®, or Nintendo’s Switch™, and personal computers, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

We endeavor to be the most creative, innovative, and efficient company in our industry. Our core strategy is to capitalize on the popularity of video games by developing and publishing high-quality interactive entertainment experiences across a range of genres. We focus on building compelling entertainment franchises by publishing a select number of titles for which we can create sequels and incremental revenue opportunities through virtual currency, add-on content, and in-game purchases. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware platforms in a wide range of genres, including action, adventure, family/casual, racing, role-playing, shooter, sports, and strategy, which we distribute worldwide. We believe that our commitment to creativity and innovation is a distinguishing strength, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences for consumers. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842.

RISK FACTORS

Investment in our Common Stock involves risks. Before you invest in our Common Stock, you should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Common Stock. For a description of these reports and documents, and information about where you can find them, see the section entitled “Where You Can Find More Information.” The occurrence of any of the events described in the risk factors might cause you to lose all or part of your investment in the Common Stock. Please also refer to the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will not receive any proceeds from the offer and issuance by us of the Common Stock to ZelnickMedia pursuant to this registration statement on Form S-3.

RESTRICTED UNIT AWARD

As described above, this registration statement on Form S-3 registers shares of Common Stock that may be issued upon the settlement of restricted units (the “Restricted Units”) that are currently outstanding and held by ZelnickMedia Corporation (“ZelnickMedia”). The Restricted Units were granted by us to ZelnickMedia on April 13, 2020 under the Company’s 2017 Stock Incentive Plan (the “2017 Plan”). The Restricted Units, comprising both timed-based and performance-based restricted units as described below, were granted pursuant to the terms of a Restricted Unit Agreement, dated April 13, 2020, by and between the Company and ZelnickMedia (the “Restricted Unit Agreement”).

The Company is party to a Management Agreement, dated as of November 17, 2017, and effective January 1, 2018 (the “Management Agreement”), with ZelnickMedia. The Restricted Units represent equity awards granted pursuant to the terms of the Management Agreement. Pursuant to the Management Agreement and Restricted Unit Agreement, the Company will have the right to elect to settle the Restricted Units in shares of Common Stock that will be issued pursuant to the 2017 Plan.

Time-Based Award. On April 13, 2020, the Company issued to ZelnickMedia 79,128 time-based restricted units (such number determined by dividing $8,775,000 by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2020), which units will vest on April 13, 2022, provided that the Management Agreement has not been terminated prior to such date (the “Time-Based Award”). Notwithstanding the foregoing, the Time-Based Award will immediately vest in full if the Management Agreement is terminated by the Company without Cause or by ZelnickMedia for Good Reason. Conversely, ZelnickMedia will forfeit to the Company all Restricted Units under the Time-Based Award if the Management Agreement is terminated by the Company for Cause or by ZelnickMedia without Good Reason prior to April 13, 2022.

Performance-Based Award. On April 13, 2020 the Company issued to ZelnickMedia 193,424 performance-based restricted units (the “Performance Award”), representing the maximum number of performance-based units that are eligible to vest (with the target number of units of 96,712 based on $10,725,000 divided by the average of the closing prices of the Company’s common stock for each trading day during the 10 trading day period immediately prior to April 1, 2020), which units have been divided into three categories of vesting as follows: (i) on April 13, 2022, a number of Recurrent Consumer Spending Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of Recurrent Consumer Spending Performance-Based Units in such vesting tranche (12,089) multiplied by (y) the Recurrent Consumer Spending Vesting Percentage (as defined in the Restricted Unit Agreement) on March 31, 2022, which ranges from 0% to 200%; (ii) on April 13, 2022, a number of IP Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of IP Performance-Based Units in such vesting tranche (12,089) multiplied by (y) the IP Vesting Percentage (as defined in the Restricted Unit Agreement) on March 31, 2022, which ranges from 0% to 200%; and (iii) on April 13, 2022, a number of TSR Performance-Based Units (as defined in the Restricted Unit Agreement) will vest equal to the product of (x) the target number of TSR Performance-Based Units in such vesting tranche (72,534) multiplied by (y) the TSR Vesting Percentage (as defined in the Restricted Unit Agreement) on March 31, 2022, which ranges from 0% to 200%.

In the event that any portion of the Performance Award will not have vested as of April 13, 2022 or upon a termination of the Management Agreement by the Company for Cause or by ZelnickMedia without Good Reason, ZelnickMedia will forfeit to the Company any and all Restricted Units that have not vested as of such date.

Treatment of Awards.

Upon a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason, any then-unvested restricted units granted pursuant to the Performance Award (including any restricted units granted to ZelnickMedia during the term of the Management Agreement on or after April 13, 2018) will vest on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control (as defined in the Management Agreement), for TSR Performance-Based Units, based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If the Company and ZelnickMedia fail to enter into a new management agreement on substantially similar terms in the aggregate as those provided under the Management Agreement upon the expiration of the term of the Management Agreement or otherwise fail to agree to extend the term of the Management Agreement, all unvested time-vesting restricted units granted during the term of the Management Agreement on or after April 13, 2018 will vest upon such expiration and all then-unvested performance-vesting restricted units will vest based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period or, prior to a Change in Control, for TSR Performance-Based Units, based on the actual level of performance achieved for each applicable performance measure as of the date of termination.

If a Change in Control occurs during the term of the Management Agreement, the Management Agreement will not automatically terminate and all unvested restricted units granted pursuant to the Restricted Unit Agreement will vest as set forth in the Restricted Unit Agreement, except that any restricted units granted to ZelnickMedia on or after April 13, 2018 will vest upon the earlier to occur of (x) a termination of the Management Agreement by the Company without Cause or by ZelnickMedia for Good Reason or (y) the second anniversary of the applicable date of grant, and, with respect to any performance-based restricted units, in each case, based on the assumption that the applicable performance measure was achieved at the target level of performance for the applicable performance period.

The foregoing descriptions of the Management Agreement and the Restricted Unit Agreement (including the Time-Based Award and the Performance Award issuable to ZelnickMedia thereunder) are only a summary and are qualified in their entirety by reference to the full text of the Management Agreement, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 22, 2017 and incorporated herein by reference, and the Restricted Unit Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, the validity of our Common Stock shares have been passed upon for us by Willkie Farr & Gallagher LLP.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2019 and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available, free of charge, on our website at www.take2games.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our Common Stock.

We are “incorporating by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference in this prospectus is legally deemed to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information included in this prospectus and the documents listed below. We incorporate the documents listed below:

•                  Annual Report on Form 10-K for the fiscal year ended March 31, 2019, filed with the SEC on May 14, 2019;

•                  Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2019, filed with the SEC on August 6, 2019, September 30, 2019, filed with the SEC on November 8, 2019 and December 31, 2019, filed with the SEC on February 7, 2020;

•                  Definitive Proxy Statement on Schedule 14A filed with the SEC on July 26, 2019;

•                  Current Reports on Form 8-K filed with the SEC on June 25, 2019, September 23, 2019 and February 4, 2020;

•                  Description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 26, 2008, including any subsequent amendment or any report filed for the purpose of updating such description; and

•                  All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement of which this prospectus forms a part until all of the securities being offered under this prospectus or any prospectus supplement are sold (other than reports, documents or information that is furnished and not filed with the SEC).

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

Take-Two Interactive Software, Inc.

110 West 44th Street

New York, New York 10036

(646) 536-2842

Attention: Corporate Secretary

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance of the securities being registered. Other than the SEC registration fee, all of the amounts listed are estimates.

SEC Registration Fee	$4,239.08
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	30,000
Transfer Agent and Registrar Fees and Expenses	10,000
Miscellaneous	10,000
Total	$84,239.08

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, among other things, that a corporation may indemnify any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the corporation’s request as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify also applies to any threatened, pending or completed action or suit brought by or in the right of the corporation, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification will be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision will not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

The Company’s Restated Certificate of Incorporation provides that it shall indemnify and hold harmless its officers and directors to the fullest extent authorized by the DGCL, as the DGCL exists or is amended to permit the Company to provide broader indemnification rights than the DGCL provided prior to such amendment, against all expense, liability and loss (including attorneys’ fees), reasonably incurred or suffered by such person in connection therewith; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board.

In addition, the Company’s Amended and Restated By-laws require the Company to indemnify its officers and directors to the extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

See Exhibit Index attached hereto and incorporated by reference.

Item 17. Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)                                 The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on April 13, 2020.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Strauss Zelnick
Name: Strauss Zelnick
Title: Chairman and Chief Executive Officer

Each person whose signature appears below constitutes and appoints each of Strauss Zelnick and Daniel P. Emerson his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.

/s/ Strauss Zelnick	/s/ Lainie Goldstein
Strauss Zelnick	Lainie Goldstein
Chairman and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Michael Dornemann	/s/ Michael Sheresky
Michael Dornemann	Michael Sheresky
Lead Independent Director	Director

/s/ J Moses	/s/ LaVerne Srinivasan
J Moses	LaVerne Srinivasan
Director	Director

/s/ Susan Tolson	/s/ Paul Viera
Susan Tolson	Paul Viera
Director	Director

/s/ Roland Hernandez
Roland Hernandez
Director

S-1

EXHIBIT INDEX

Exhibit No.	Description of Document

5.1*	Opinion of Willkie Farr & Gallagher LLP (counsel).

10.1+	Management Agreement, dated as of November 17, 2017, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.

10.2*	Restricted Unit Agreement, dated as of April 13, 2020, by and between Take-Two Interactive Software, Inc. and ZelnickMedia Corporation.

23.1*	Consent of Willkie Farr & Gallagher LLP (counsel) (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP (independent registered public accounting firm).

24.1*	Powers of Attorney (included on signature page).

* Filed herewith.

+ Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 22, 2017 and incorporated herein by reference.